Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant To Section 13 or 15(d) Of
The Securities Exchange Act of 1934

Date of Earliest Report Event:  February 1, 2010

RICK'S CABARET INTERNATIONAL, INC.
(Exact Name of Registrant As Specified in Its Charter)

Texas	0-26958	76-0037324
(State Or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10959 Cutten Road
Houston, Texas 77066
(Address Of Principal Executive Offices, Including Zip Code)

(281) 397-6730
(Registrant's Telephone Number, Including Area Code)

ITEM 5.02	COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Rick’s Cabaret International, Inc. entered a new two-year Employment Agreement with our Executive Vice President and Director of Technology, Travis Reese, effective February 1, 2010 (the “Employment Agreement”).  Mr. Reese’s previous employment agreement was executed in February 2007 and had a term of three years, expiring on February 1, 2010.  The new Employment Agreement is in effect until February 1, 2012, and provides for an annual base salary of $200,000, bonus eligibility, expense reimbursement, participation in all benefit plans maintained by us for salaried employees and two weeks paid vacation.  Under the terms of the Employment Agreement, Mr. Reese is bound to a confidentiality provision and cannot compete with us upon the expiration of the Employment Agreement.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits:

10.1	Employment Agreement with Travis Reese

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

RICK'S CABARET INTERNATIONAL, INC.

/s/ Eric Langan
By: Eric Langan
Date: February 3, 2010	Chairman, President, Chief Executive Officer